UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012
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Seven Arts Entertainment Inc.
(Exact name of registrant as specified in its charter)
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Nevada	001-34250	45-3138068
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8439 Sunset Boulevard, 4th Floor, West Hollywood, CA 90069
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 323 372 3080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Seven Arts Entertainment Inc. (the "Company") issued a letter to its stockholders on, April 2, 2012 regarding the results of its Annual Stockholders’ Meeting held on March 27, 2012  and recent developments within the business. The main details are as follows:

Results of the Annual Stockholders’ Meeting

All items recommended by management at the annual stockholders meeting of the Company is held on March 27, 2012 were approved.  As a result:

1)	All members of the Board of Directors of the Company were re-elected

2)	The Hall Group, CPAs was ratified as our independent registered public accounting firm for the fiscal year ended June 30, 2012.

3)	The Articles of Incorporation were amended to increase the authorized number of shares of capital stock to 250,000,000.

4)
The Board was authorized to implement a reverse split of our common stock in a range of 1:3 to 1:10 in order to protect the Company’s NASDAQ listing; but,  as previously announced, NASDAQ has extended until September 20, 2012 the date by which the Company must meet the NASDAQ requirement that the closing bid price of the Company’s common stock be $1 or more for at least 10 consecutive trading days.  The Board does not intend to exercise the authority it was granted until required to do so in connection with the Company’s NASDAQ listing or in connection with a material acquisition by the Company (although none is currently contemplated).

5)	The Board of Directors was authorized to issue up to 25 million shares of our common stock at a price below the greater of book value or market price of each share at the time of issuance.

6)	The Company’s 2012 Stock Incentive Plan was approved.

7)
The stockholders also approved a resolution presented at the meeting to approve the Asset Acquisition Agreement dated as of December 29, 2011 between the Company and David Michery, previously announced.

Recent Developments

1)
The Company’s business plans are focused on the new music operation, particularly the new release of DMX’s single “I Don’t Dance” and his upcoming album “Undisputed,” the new Bone Thugs-N-Harmony album currently being recorded with DJ U.-Neek, and the European dance artist Abie Flinstone

2)
The Company will be releasing two completed films, Drunkboat and Nine Miles Down, in July of 2012.  The Company’s new film, Schism, now in post-production, is expected to be in release in the fourth quarter of 2012.

3)	The Company is making substantial progress on the production of both Neuromancer and Winter Queen and expects to complete the attachment of key creative elements on both films in the near future.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated  April 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Seven Arts Entertainment Inc.

April 3, 2012	By:	/s/ Peter Hoffman
Peter Hoffman
Chief Executive Officer

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